Exhibit 3.2

BY-LAWS

OF

THE BOEING COMPANY

(as amended and restated January 10, 2011)

THE BOEING COMPANY

BYLAWS

TABLE OF CONTENTS

ARTICLE I

Stockholders’ Meetings

			Page

Section	1.	Annual Meetings	1

Section	2.	Special Meetings	1

Section	3.	Place of Meeting	1

Section	4.	Notice of Meetings	1

Section	5.	Waivers of Notice	2

Section	6.	Quorum	2

Section	7.	Proxies	2

	7.1	Appointment	2

	7.2	Delivery to Corporation; Duration	2

Section	8.	Inspectors of Election	3

	8.1	Appointment	3

	8.2	Duties	3

	8.3	Determination of Proxy Validity	3

Section	9.	Fixing the Record Date	3

	9.1	Meetings	3

	9.2	Consent to Corporate Action Without a Meeting	3

	9.3	Dividends, Distributions, and Other Rights	4

	9.4	Voting List	4

Section	10.	Action By Stockholders Without a Meeting	4

Section	11.	Notice of Nominations and Other Stockholder Business; Required Vote for Directors; Director Qualification	4

		11.1.A Annual Meetings of Stockholders	4

		11.1.B Special Meetings of Stockholders	6

		11.1.C General	7

	11.2	Required Vote for Directors	8

	11.3	Director Qualification: Submission of Questionnaire, Representation and Agreement	8

Section	12.	Notice to Corporation	8

i

ARTICLE II

Board of Directors

Section	1.	Number and Term of Office	8

Section	2.	Nomination and Election	9

	2.1	Nomination	9

	2.2	Election	9

Section	3.	Place of Meeting	9

Section	4.	Annual Meeting	9

Section	5.	Stated Meetings	9

Section	6.	Special Meetings	9

	6.1	Convenors and Notice	9

	6.2	Waiver of Notice	9

Section	7.	Quorum and Manner of Acting	9

Section	8.	Chairman of the Board of Directors	10

Section	9.	Resignations	10

Section	10.	Removal of Directors	10

Section	11.	Filling of Vacancies Not Caused by Removal	10

Section	12.	Directors’ Fees	10

Section	13.	Action Without a Meeting	10

ARTICLE III

Board of Directors Committees

Section	1.	Audit Committee	11

Section	2.	Other Committees	11

	2.1	Committee Powers	11

	2.2	Committee Members	11

Section	3.	Quorum and Manner of Acting	11

ARTICLE IV

Officers and Agents:

Terms, Compensation, Removal, Vacancies

Section	1.	Officers	11

Section	2.	Term of Office	12

Section	3.	Salaries of Elected Officers	12

Section	4.	Bonuses	12

Section	5.	Removal of Elected and Appointed Officers	12

Section	6.	Vacancies	12

ARTICLE V

Officers’ Duties and Powers

Section	1.	Chairman of the Board of Directors	12

Section	2.	President	12

Section	3.	Chief Executive Officer	13

Section	4.	Vice Presidents and Controller	13

Section	5.	Secretary	13

Section	6.	Treasurer	13

Section	7.	Additional Powers and Duties	13

Section	8.	Disaster Emergency Powers of Acting Officers	13

ARTICLE VI

Stock and Transfers of Stock

Section	1.	Stock Certificates	14

Section	2.	Transfer Agents and Registrars	14

Section	3.	Transfers of Stock	14

Section	4.	Lost Certificates	14

ARTICLE VII

Miscellaneous

Section	1.	Fiscal Year	15

Section	2.	(Repealed)	15

Section	3.	Signing of Negotiable Instruments	15

Section	4.	Indemnification of Directors and Officers	15

	4.1	Right to Indemnification	15

	4.2	Right of Indemnitee to Bring Suit	16

	4.3	Nonexclusivity of Rights	16

	4.4	Insurance, Contracts, and Funding	16

	4.5	Persons Serving Other Entities	16

	4.6	Indemnification of Employees and Agents of the Corporation	17

	4.7	Procedures for the Submission of Claims	17

ARTICLE VIII

Amendments

Section	1.	Amendment of the By-Laws: General	17

Section	2.	Amendments as to Compensation and Removal of Officers	17

BY-LAWS

OF

THE BOEING COMPANY

ARTICLE I

Stockholders’ Meetings

SECTION 1. Annual Meetings.

The Annual Meeting of the stockholders shall be held on such date and at such time as the Board of Directors shall determine, for the election of directors and the transaction of such other business as may come before the meeting.

SECTION 2. Special Meetings.

A special meeting of stockholders may be called at any time by the Board of Directors, or by stockholders holding together at least twenty-five percent (25%) of the outstanding shares of stock entitled to vote, except as otherwise provided by statute or by the Certificate of Incorporation or any amendment thereto.

SECTION 3. Place of Meeting.

All meetings of the stockholders of the Corporation shall be held at such place or places, if any, within or without the State of Delaware as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 4. Notice of Meetings.

Except as otherwise required by statute and as set forth below, notice of each annual or special meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than thirty (30) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the meeting date. If the Corporation has an Interested Stockholder as defined in Article EIGHTH of the Certificate of Incorporation, notice of each special meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than fifty-five (55) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the meeting date, unless the calling of such meeting is ratified by the affirmative vote of a majority of the Continuing Directors as defined in Article EIGHTH of the Certificate of Incorporation, in which case notice of such special meeting shall be given to each stockholder of record entitled to vote at such meeting not less than thirty (30) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the meeting date. Such notice shall be given by delivering to each stockholder a written or printed notice thereof either personally or by mailing such notice in a postage-prepaid envelope addressed to the stockholder’s address as it appears on the stock books of the Corporation or by transmitting the notice to the stockholder in any other manner permitted by Delaware law. Except as otherwise required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Corporate Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the Delaware General Corporation Law.

SECTION 5. Waivers of Notice.

Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Certificate of Incorporation, or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a stockholder at a meeting, in person or by proxy, or waiver by electronic transmission, shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum.

At all meetings of stockholders, except when otherwise provided by statute or by the Certificate of Incorporation or any amendment thereto, or by these By-Laws, the presence, in person or by proxy duly authorized, of the holders of one-third of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business; and except as otherwise provided by statute or rule of law, or by the Certificate of Incorporation or any amendment thereto, or by these By-Laws, the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be binding upon all stockholders of the Corporation. In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting, from time to time but not for a period of more than thirty (30) days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Unless otherwise provided by statute, no notice of an adjourned meeting need be given.

SECTION 7. Proxies.

7.1 Appointment.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished (a) by the stockholder or such stockholder’s authorized officer, director, employee, or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram, or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

7.2 Delivery to Corporation; Duration.

A proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting or the delivery to the Corporation of the consent to corporate action in writing. A proxy shall become invalid three (3) years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

SECTION 8. Inspectors of Election.

8.1 Appointment.

In advance of any meeting of stockholders, the Board of Directors of the Corporation shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board of Directors may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector at such meeting.

8.2 Duties.

The inspectors of election shall (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots. Each inspector shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

8.3 Determination of Proxy Validity.

The validity of any proxy or ballot executed for a meeting of stockholders shall be determined by the inspectors of election in accordance with the applicable provisions of the Delaware General Corporation Law as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram, or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination.

SECTION 9. Fixing the Record Date.

9.1 Meetings.

For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not fewer than thirty (30) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the date of such meeting. If the Corporation has an Interested Stockholder as defined in Article EIGHTH of the Certificate of Incorporation, the record date for each special meeting of stockholders shall be not fewer than fifty-five (55) nor more than sixty (60) (or the maximum number permitted by applicable law) days before the meeting date, unless the calling of such meeting is ratified by the affirmative vote of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

9.2 Consent to Corporate Action Without a Meeting.

For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Chapter 1 of the Delaware General Corporation Law as now or hereafter amended, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Chapter 1 of the Delaware General Corporation Law as now or hereafter amended, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

9.3 Dividends, Distributions, and Other Rights.

For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

9.4 Voting List.

At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting shall be made, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

SECTION 10. Action by Stockholders Without a Meeting.

Subject to the provisions of Article NINTH of the Certificate of Incorporation, any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 10. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram, or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary of the Corporation. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 11. Notice of Nominations and Other Stockholder Business; Required Vote for Directors; Director Qualification.

11.1 Notice of Nominations and Other Stockholder Business.

A. Annual Meetings of Stockholders.

1. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) as specified in the Corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary of the Corporation, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this By-Law as to such nomination or other business; clause (c) shall be the exclusive means for a stockholder to make nominations or submit proposals for other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

2. Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 11.1.A(1)(c), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the postponement of a meeting as to which notice has been sent to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice (whether given pursuant to this Section 11.1.A(2) or Section 11.1.B) to the Secretary of the Corporation must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal for other business is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than ten (10) days after the record date for the annual meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (iv) a representation (A) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (B) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (b) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the annual meeting, set forth (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and beneficial owner, if any, and their respective affiliates and associates, and any other person or persons (including their names) acting in concert therewith in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 11.3. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

3. Notwithstanding anything in the second sentence of Section 11.1.A(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased effective at the annual meeting and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B. Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of special meeting (a) by or at the direction of the Board of Directors or any committee thereof or stockholders pursuant to Article 1, Section 2 hereof, or (b) provided that the Board of Directors or stockholders pursuant to Article 1, Section 2 hereof has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the special meeting, and (iii) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Corporation calls a special meeting for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 11.1.A(2) (including the completed and signed questionnaire, representation and agreement required by Section 11.3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the postponement of a special meeting as to which notice has been sent to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

C. General.

1. Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11.1.A(2)(a)(iv)) and (b) if any proposed nomination or business was not made or proposed in compliance with this By-Law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this By-Law, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this By-Law, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual or special meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.

1. For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

2. Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit the requirements applicable to any nominations or proposals as to any other business to be considered pursuant to this By-Law (including Section 11.1A(1)(c) or Section 11.1B). Nothing in this By-Law shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation, or these By-Laws.

11.2 Required Vote for Directors.

A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 11.1 of this By-law and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Votes cast shall exclude abstentions with respect to that director’s election.

11.3 Director Qualification: Submission of Questionnaire, Representation, and Agreement.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11.1) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request), that such person (a) is not and will not become a party to (i) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 12. Notice to Corporation.

Any written notice required to be delivered by a stockholder to the Corporation pursuant to Section 11.1 of this Article I or Section 2.1 of Article II of these By-Laws must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s executive offices in the City of Chicago, State of Illinois.

ARTICLE II

Board of Directors

SECTION 1. Number and Term of Office.

The number of directors shall be thirteen (13), but the number may be increased, or decreased to not less than three (3), from time to time, either by the directors by adoption of a resolution to such effect or by the stockholders by amendment of these By-Laws in accordance with Article VIII. At each annual meeting of stockholders, each director shall be elected to hold office until the next annual meeting or until his or her successor shall be elected and qualified or until his or her earlier resignation or removal.

SECTION 2. Nomination and Election.

2.1	Nomination. Only persons who are nominated in accordance with Article I, Section 11 of these By-Laws shall be eligible for election as directors.

2.2	Election. At each election of directors by stockholders, the persons who are elected in accordance with Article I, Section 11 of these By-Laws shall be the directors.

SECTION 3. Place of Meeting.

Meetings of the Board of Directors, or of any committee thereof, may be held either within or without the State of Delaware.

SECTION 4. Annual Meeting.

Each year the Board of Directors shall meet in connection with the annual meeting of stockholders for the purpose of electing officers and for the transaction of other business. No notice of such annual meeting is required. Such annual meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a consent and waiver of notice thereof, signed by all the directors.

SECTION 5. Stated Meetings.

The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, from time to time appoint the time and place for holding stated meetings of the Board of Directors, if by it deemed advisable; and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for a stated meeting shall fall upon a legal holiday, such meeting shall be held on the next following day, not a legal holiday, at the regularly appointed hour. Except as otherwise provided in these By-Laws, any and all business may be transacted at any stated meeting.

SECTION 6. Special Meetings.

6.1	Convenors and Notice.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors or any two (2) directors. Notice of a special meeting of the Board of Directors, stating the place, day, and hour of the meeting, shall be given to each director in writing (by mail, wire, facsimile, or personal delivery) or orally (by telephone or in person).

6.2	Waiver of Notice.

With respect to a special meeting of the Board of Directors, a written waiver, signed by a director, or waiver by electronic transmission, shall be deemed equivalent to notice to that director. A director’s attendance at a meeting shall constitute that director’s waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.

SECTION 7. Quorum and Manner of Acting.

Except as herein otherwise provided, forty percent (40%) of the total number of directors fixed by or in the manner provided in these By-Laws at the time of any stated or special meeting of the Board of Directors or, if vacancies exist on the Board of Directors, forty percent (40%) of such number of directors then in office; provided, however, that such number may not be less than one-third of the total number of directors fixed by or in the manner provided in these By-Laws, shall constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Certificate of Incorporation or any amendment thereto, or by these By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

SECTION 8. Chairman of the Board.

The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors, except as otherwise provided by law.

SECTION 9. Resignations.

Any director of the Corporation may resign at any time by giving written notice or notice by electronic transmission thereof to the Secretary of the Corporation. Such resignation shall take effect at the time specified therefor or if the time is not specified, upon delivery thereof; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10. Removal of Directors.

Any directors may be removed with or without cause by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, at a meeting of stockholders called for that purpose; and the vacancy on the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or at any subsequent meeting.

SECTION 11. Filling of Vacancies Not Caused by Removal.

In case of any increase in the number of directors, or of any vacancy created by death or resignation, the additional director or directors may be elected or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting, (i) if the Corporation has an Interested Stockholder as defined in Article EIGHTH of the Certificate of Incorporation, by the affirmative vote of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation, or (ii) if the Corporation does not have an Interested Stockholder, by the affirmative vote of a majority of the remaining directors, though less than a quorum or (b) by the stockholders entitled to vote, either at an annual meeting or at a special meeting thereof called for that purpose, by the affirmative vote of a majority of the outstanding shares entitled to vote at such meeting.

SECTION 12. Directors’ Fees.

The Board of Directors shall have authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of the Board of Directors or of any committee of the Board of Directors.

SECTION 13. Action Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

Board of Directors Committees

SECTION 1. Audit Committee.

In addition to any committees appointed pursuant to Section 2 of this Article, there shall be an Audit Committee, appointed annually by the Board of Directors, consisting of at least three (3) directors who are not members of management. It shall be the responsibility of the Audit Committee to review the scope and results of the annual independent audit of books and records of the Corporation and its subsidiaries and to discharge such other responsibilities as may from time to time be assigned to it by the Board of Directors. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board of Directors as they consider appropriate.

SECTION 2. Other Committees.

2.1 Committee Powers. The Board of Directors may appoint standing or temporary committees and invest such committees with such powers as it may see fit, with power to subdelegate such powers if deemed desirable by the Board of Directors; but no such committee shall have the power or authority of the Board of Directors to adopt, amend, or repeal these By-Laws or approve, adopt, or recommend to the stockholders of the Corporation any action or matter expressly required by the Certificate of Incorporation, these By-Laws or the Delaware General Corporation Law to be submitted to stockholders for approval.

2.2 Committee Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 3. Quorum and Manner of Acting.

A majority of the number of directors composing any committee of the Board of Directors, as established and fixed by resolution of the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

ARTICLE IV

Officers and Agents: Terms, Compensation, Removal, Vacancies

SECTION 1. Officers.

The elected officers of the Corporation shall be a Chairman of the Board of Directors (who shall be a director) and, at the discretion of the Board of Directors, a President (who shall be a director), and one or more Vice Presidents (each of whom may be assigned by the Board of Directors or the Chief Executive Officer an additional title descriptive of the functions assigned to such officer and one or more of whom may be designated Executive or Senior Vice President). The Board of Directors may also elect one or more Vice Chairmen. The Board of Directors shall also designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. The Board of Directors shall appoint a Controller, a Secretary, and a Treasurer. Any number of offices, whether elective or appointive, may be held by the same person. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles as officers for employees and agents and appoint Assistant Secretaries and Assistant Treasurers as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation and may, in the same manner, terminate or change such titles.

SECTION 2. Term of Office.

So far as practicable, all elected officers shall be elected at the annual meeting of the Board of Directors in each year, and shall hold office until the annual meeting of the Board of Directors in the next subsequent year and until their respective successors are chosen. The Controller, Secretary, and Treasurer shall hold office at the pleasure of the Board of Directors.

SECTION 3. Salaries of Elected Officers.

The salaries paid to the elected officers of the Corporation shall be authorized or approved by the Board of Directors.

SECTION 4. Bonuses.

None of the officers, directors, or employees of the Corporation or any of its subsidiary corporations shall at any time be paid any bonus or share in the earnings or profits of the Corporation or any of its subsidiary corporations except pursuant to a plan approved by affirmative vote of two-thirds of the members of the Board of Directors.

SECTION 5. Removal of Elected and Appointed Officers.

Any elected or appointed officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.

SECTION 6. Vacancies.

If any vacancy occurs in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

ARTICLE V

Officers’ Duties and Powers

SECTION 1. Chairman of the Board.

The Chairman of the Board of Directors shall preside, when present, at all meetings of the stockholders (except as otherwise provided by statute) and at all meetings of the Board of Directors. The Chairman shall have general power to execute bonds, deeds, and contracts in the name of the Corporation; to affix the corporate seal; to sign stock certificates; and to perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.

SECTION 2. President.

The President shall have general power to execute bonds, deeds, and contracts in the name of the Corporation and to affix the corporate seal; to sign stock certificates; during the absence or disability of the Chairman of the Board of Directors, to exercise the Chairman’s powers and to perform the Chairman’s duties; and to perform such other duties and services as shall be assigned to or required of the President by the Board of Directors; provided, that if the office of President is vacant, the Chairman shall exercise the duties ordinarily exercised by the President until such time as a President is elected or appointed.

SECTION 3. Chief Executive Officer.

The officer designated by the Board of Directors as the Chief Executive Officer of the Corporation shall have general and active control of its business and affairs. The Chief Executive Officer shall have general power to appoint or designate all employees and agents of the Corporation whose appointment or designation is not otherwise provided for and to fix the compensation thereof, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall not have been elected or appointed by the Board of Directors or other body; to suspend for cause any employee, agent, or officer, other than an elected officer, pending final action by the body which shall have appointed such employee, agent, or officer; and to exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a corporation.

SECTION 4. Vice Presidents and Controller.

The several Vice Presidents and the Controller shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors or the Chief Executive Officer, respectively.

SECTION 5. Secretary.

The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all such proceedings. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed and shall keep and account for all books, documents, papers, and records of the Corporation relating to its corporate organization. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform the duties of the Secretary.

SECTION 6. Treasurer.

The Treasurer shall have the care and custody of all moneys, funds, and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in accordance with directions or authorizations of the Board of Directors or the Chief Executive Officer. The Treasurer shall have power to sign stock certificates, to indorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. In the absence of the Treasurer, an Assistant Treasurer shall perform the duties of the Treasurer.

SECTION 7. Additional Powers and Duties.

In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors may from time to time determine, or as may be assigned to them by any superior officer.

SECTION 8. Disaster Emergency Powers of Acting Officers.

If, as a result of a disaster or other state of emergency, the Chief Executive Officer is unable to perform the duties of that office, (a) the powers and duties of the Chief Executive Officer shall be performed by the employee with the highest base salary who shall be available and capable of performing such powers and duties and, if more than one such employee has the same base salary, by the employee whose surname begins with the earliest letter of the alphabet among the group of those employees with the same base salary; (b) the officer performing such duties shall continue to perform such powers and duties until the Chief Executive Officer becomes capable of performing those duties or until the Board of Directors shall have elected a new Chief Executive Officer or designated another individual as Acting Chief Executive Officer; (c) such officer shall have the power in addition to all other powers granted to the Chief Executive Officer by these By-Laws and by the Board of Directors to appoint an acting President, acting Vice President - Finance, acting Controller, acting Secretary, and acting Treasurer, if any of the persons duly elected to any such office is not, by reason of such disaster or emergency, able to perform the duties of such office, each of such acting appointees to serve in such capacities until the officer for whom the appointee is acting becomes capable of performing the duties of such office or until the Board of Directors shall have designated another individual to perform such duties or have elected another person to fill such office; (d) any such acting officer so appointed shall be entitled to exercise all powers vested by these By-Laws or the Board of Directors in the duly elected officer for whom the acting officer is acting; and (e) anyone transacting business with the Corporation may rely upon a certification by any two (2) officers of the Corporation that a specified individual has succeeded to the powers of the Chief Executive Officer and that such person has appointed other acting officers as herein provided and any person, firm, corporation, or other entity to which such certification has been delivered by such officers may continue to rely upon it until notified of a change in writing signed by two (2) officers of the Corporation.

ARTICLE VI

Stock and Transfers of Stock

SECTION 1. Stock Certificates.

The shares of the stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by a certificate shall be entitled to a certificate, signed by the Chairman of the Board of Directors or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation. Any and all of the signatures on a certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

SECTION 2. Transfer Agents and Registrars.

The Board of Directors may, in its discretion, appoint responsible banks or trust companies in the Borough of Manhattan, in the City of New York, State of New York, and in such other city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

SECTION 3. Transfers of Stock.

Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign, and transfer the same, signed by the record holder thereof (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law), but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

SECTION 4. Lost Certificates.

The Board of Directors may provide for the issuance of new certificates of stock or uncertificated shares to replace certificates of stock lost, stolen, mutilated, or destroyed, or alleged to be lost, stolen, mutilated, or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

ARTICLE VII

Miscellaneous

SECTION 1. Fiscal Year.

The fiscal year of the Corporation shall be the calendar year.

SECTION 2. (Repealed in its entirety by vote of the stockholders, May 5, 1975.)

SECTION 3. Signing of Negotiable Instruments.

All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers and in such manner as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors.

SECTION 4. Indemnification of Directors and Officers.

4.1 Right to Indemnification.

Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer or an employee of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee, or agent or in any other capacity while serving as such a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that except as provided in Section 4.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section 4.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer or former director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 4.1 or otherwise; and provided, further, that an advancement of expenses shall not be made if the Board of Directors makes a good faith determination that such payment would violate law or public policy.

4.2 Right of Indemnitee to Bring Suit.

If a claim under Section 4.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or the stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

4.3 Nonexclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Section 4 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or disinterested directors, or otherwise. Neither any amendment to or repeal of this Section 4 or of any of the procedures established by the Board of Directors pursuant to Section 4.7, nor the adoption of any provision of the Certificate of Incorporation or these By-Laws, nor, to the fullest extent permitted by law, any modification of law, shall eliminate or reduce the effect of the right or protection of any indemnitee to indemnification and to the advancement of expenses in accordance with the provisions hereof and thereof with respect to any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

4.4 Insurance, Contracts, and Funding.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may, without further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Section 4 and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 4.

4.5 Persons Serving Other Entities.

Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 4.1.

4.6 Indemnification of Employees and Agents of the Corporation.

The Corporation may, by action of the Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Section 4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

4.7 Procedures for the Submission of Claims.

The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 4, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these By-Laws and shall be deemed for all purposes to be a part hereof.

ARTICLE VIII

Amendments

SECTION 1. Amendment of the By-Laws: General.

Except as herein otherwise expressly provided, the By-Laws of the Corporation may be altered or repealed in any particular and new By-Laws, not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be adopted, either by

A. the affirmative vote of the holders of record of a majority in number of the shares present in person or by proxy and entitled to vote at an annual meeting of stockholders or at a special meeting thereof, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof; or

B. either by

i. the affirmative vote of a majority of the whole Board of Directors at any meeting thereof, or

ii. the affirmative vote of all the directors present at any meeting at which a quorum, less than a majority, is present;

provided, in either of the latter cases, that the notice of such meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof; and provided, further, that Article I, Section 11.2 of these By-Laws may be amended only as set forth in Section 1.A of this By-Law, except that any amendment required by law or necessary or desirable to cure an administrative or technical deficiency may be made as provided in Section 1.B of this By-Law.

SECTION 2. Amendments as to Compensation and Removal of Officers.

Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in Article FOURTH of the Certificate of Incorporation, at a meeting of stockholders called for the purpose, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Sections 3, 4 and 5 of Article IV of these By-Laws, notice of which meeting shall include the form of the proposed amendment, or a summary thereof.